EXHIBIT 99.1

LifeApps® Digital Media Announces Acquisition of Sports One Group

Sports One Group, a digital wholesale marketer and seller of promotional and team athletic apparel, joins the LifeApps Digital Media family of community based e-commerce and m-commerce tools for sports, health and fitness enthusiasts.

SAN DIEGO--(BUSINESS WIRE)--LifeApps Digital Media Inc. (OTCQB: LFAP) (“LifeApps”), an emerging growth company and designer of applications ("apps"), new media, products and next-generation social networks for sports, health, fitness and entertainment enthusiasts, is pleased to announce the acquisition of Sports One Group and Performance Gear (“Sports One Group”), a wholesale supplier to the promotional products industry providing athletic apparel, uniforms and decorating services. Effective as of April 1, 2013, LifeApps has acquired certain assets of Sports One Group, including a supplier base of leading fitness apparel designers and over 1,300 valued and consistent customers.

“We believe this is a great acquisition for LifeApps and a step towards expanding our physical and digital products across our sports, health and fitness based communities,” said Robert Gayman, CEO of Life Apps. “Through this new digital platform, we can now service the promotional and sports industries, the sporting goods sector and individual health enthusiasts with our diverse family of e-commerce and m-commerce fitness products. We are confident that the LifeApps team will be able to enhance and improve the current e-commerce business of Sports One Group and build an m-commerce solution for the business in the near future.  In addition, the acquisition of Sports One Group will provide an immediate revenue stream to the Company.”

“We see this as a great opportunity to drive increased revenue for LifeApps,” said Zoë Sophos, newly appointed Director of Sports One Group. “We look forward to continuing the strong performance and growth of Sports One and its unique business model.”

The promotional products industry is a large, quickly expanding industry with annual revenue of nearly $18 billion.  Sports One Group caters to a niche market, focused on supplying sports teams with high quality, personalized athletic apparel. Sports One has a large, national, well-defined customer base with strong year-over-year sales growth and strong buying power, and offers unique value-added services and expertise. We believe Sports One Group is in a unique position to offer value added service and custom order creation to sport-specific buyers. Sports One Group is a respected member of the leading promotional apparel trade organizations, including Advertising Specialty Institute and Promotional Products Association International.

About LifeApps Digital Media Inc.

LifeApps is a digital media company focusing on health, fitness, sports publications, and next-generation social networks. The company is a leading, authorized developer, publisher and licensee for Apple iOS – iPhone, iPod Touch, and iPad – and Android tablets on Google Play and Kindle Fire and Androids via Amazon Mobile Marketplace. Health, fitness and sports enthusiasts can benefit from the expertise of top-tier sports physicians, performance fitness trainers and professional athletes through LifeApps® multi-sport and fitness publications and mobile apps. These subject matter experts create the skills, drills and workouts that are featured in the family of LifeApps® Digital Media products and publications.

For more information about LifeApps, please visit: http://www.lifeappsmedia.com

Forward-Looking Statements
This release contains "forward-looking statements" as that term is used under the federal securities laws. Such statements may be identified by the use of words such as "anticipate," "believe," "expect," "future," "may," "will," "would," "should," "plan," "projected," "intend," and similar expressions. These forward-looking statements are subject to various risks and uncertainties that could cause LifeApps’ actual results to differ materially from those currently anticipated, including risks and uncertainties relating to the Company's business, product development, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company's filings with the Securities and Exchange Commission (the “SEC”) including the Company's current report on Form 8-K relating to the reverse merger filed with the SEC on September 25, 2012. The Company does not undertake to update these forward-looking statements.

Company Contact
LifeApps Digital Media
5752 Oberlin Dr. Ste. 106
San Diego, CA 92121
info@lifeappsmedia.com
858-952-5715